Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Saga Communications, Inc. 1997 Non-Employee Director Stock Option Plan and in the related Prospectus of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of Saga Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                             ERNST & YOUNG LLP


Detroit, Michigan
June 6, 1997